                           SCHEDULE 14A INFORMATION
         Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement
[_]  Confidential, for Use of Commission Only (Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                InterTAN, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2), or
     Item 22(a)(2) of Schedule 14A.
[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:


         .....................................................................
     (2) Aggregate number of securities to which transaction applies:


         .....................................................................
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


         .....................................................................
     (4) Proposed maximum aggregate value of transaction:


         .....................................................................
     (5) Total fee paid:


         .....................................................................
[_]  Fee paid previously by written preliminary materials.
[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:________________________________________________
     (2) Form, Schedule or Registration Statement No.:__________________________
     (3) Filing Party:__________________________________________________________
     (4) Date Filed:____________________________________________________________

[LOGO]


                                                             September 26, 1997

Dear Fellow Stockholders:

  It is a pleasure to invite you to InterTAN's 1997 Annual Meeting at 10:00 a.m. in the Sunset and Trinity Rooms on the 12th floor of the Fort Worth Club located at 306 West Seventh Street, Fort Worth, Texas, on Tuesday, November 11, 1997. At the meeting, stockholders will vote for the election of three directors and on such other business as may properly come before the meeting. In addition, you will receive a report on the operations of your company for the 1997 fiscal year and your management will be pleased to answer any of your questions.

  I urge each of you to read the accompanying Proxy Statement and the enclosed 1997 Annual Report, particularly the letters to stockholders included in the Annual Report, which describe the changes in the operating performance of your company that occurred in fiscal 1997.

  Whether you own a few or many shares of stock and whether or not you plan to attend in person, it is important that your shares be voted on matters that come before the meeting. I urge you to specify your choices by completing the enclosed proxy card and returning it promptly. If you sign and return your proxy card without specifying your choices, it will be understood that you wish to have your shares voted in accordance with the Board of Directors' recommendations.

  I look forward to seeing you at InterTAN's 1997 Annual Meeting.

                                          Very truly yours,

                                          /s/ James T. Nichols
                                          James T. Nichols
                                          President and Chief Executive
                                          Officer

                                INTERTAN, INC.
                          201 MAIN STREET, SUITE 1805
                            FORT WORTH, TEXAS 76102

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD NOVEMBER 11, 1997

                               ----------------

TO THE HOLDERS OF COMMON STOCK
OF INTERTAN, INC.

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of InterTAN, Inc. (the "Company") will be held in the Sunset and Trinity Rooms on the 12th Floor of the Fort Worth Club located at 306 West Seventh Street, Fort Worth, Texas, on Tuesday, November 11, 1997 at 10:00 a.m., local time, for the following purposes:

  (1) To elect three Class II Directors to serve for a three-year term; and

  (2) To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

  The transfer books will not be closed. The date fixed by the Board of Directors as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting is the close of business on September 15, 1997.

                                          By Order of the Board of Directors

                                          /s/ David S. Goldberg

                                          David S. Goldberg
                                          Vice President, Secretary and
                                          General Counsel
Fort Worth, Texas
September 26, 1997

  REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IN THE EVENT YOU DECIDE TO ATTEND THE MEETING, YOU MAY, IF DESIRED, REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

                                INTERTAN, INC.
                          201 MAIN STREET, SUITE 1805
                            FORT WORTH, TEXAS 76102

                               ----------------

                                PROXY STATEMENT
                                      FOR
                        ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD NOVEMBER 11, 1997

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of InterTAN, Inc. (the "Company") of proxies to be voted at the Annual Meeting of Stockholders to be held in Fort Worth, Texas on November 11, 1997 at 10:00 a.m., local time. The date fixed by the Board of Directors as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting is the close of business on September 15, 1997 (the "Record Date"). The solicitation of the enclosed form of proxy is made by and on behalf of the Board of Directors.

  Copies of this Proxy Statement and the form of proxy are being mailed to stockholders on or about September 26, 1997. A copy of the Company's annual report containing financial statements for the fiscal year ended June 30, 1997 ("Fiscal 1997") is included herewith, but is not to be considered as a part of the proxy solicitation materials.

  The Annual Meeting is called for the following purposes: (i) to elect three Class II Directors to serve for a three-year term; and (ii) to transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

  The total number of outstanding shares of the Company's Common Stock as of the Record Date was 12,009,208. The Common Stock is the only class of the Company's stock outstanding and, therefore, is the only class entitled to vote at the Annual Meeting, with each share entitling the holder thereof to one vote. A stockholder may revoke a proxy at any time before such proxy is voted by giving written notice of such revocation, or delivering a later dated proxy, to the Secretary of the Company at the address set forth above. A proxy may also be revoked by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given.

  The presence, either by proxy or in person, of holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the Annual Meeting. Provided a quorum is present, the election of each Class II Director nominee will be by a plurality of the votes cast by the stockholders voting in person or by proxy at the Annual Meeting.

  A validly executed proxy not marked "Withhold Vote" with respect to the election of the Class II Director nominees will be treated as a vote cast FOR the election of the Class II Director nominees. In determining the number of votes cast on a matter, shares abstaining from voting on a matter and broker non-votes will not be included in vote totals and will have no effect on the outcome of the vote respecting each matter.

                             ELECTION OF DIRECTORS

                                   (ITEM 1)

BOARD OF DIRECTORS

  As provided in the Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company, the Board of Directors presently consists of eight directors and is divided as evenly as possible into three classes, with one class of directors to be elected at each annual meeting of stockholders to serve for a three-year term. In accordance with the Company's Restated Certificate of Incorporation and Amended and Restated Bylaws, the Board of Directors authorized, at its regular meeting on June 9, 1997, an increase in the size of the Board of Directors from seven to eight, and duly nominated and elected Mr. William C. Bousquette to serve as a Class III Director.

  The Board of Directors presently consists of two Class I Directors, three Class II Directors, and three Class III Directors. Three Class II Directors are to be elected at the Annual Meeting to hold office for a three-year term to expire at the Annual Meeting of Stockholders in 2000. Messrs. John H. McDaniel, W. Darcy McKeough and Ron G. Stegall, the incumbent Class II Directors, have been nominated for re-election and it is the intention of the persons named in the accompanying form of proxy to vote for their election. Each of Messrs. McDaniel, McKeough, and Stegall has indicated his willingness to serve for an ensuing term, but if one or more of such nominees is unable or should decline to serve as a director at or prior to the Annual Meeting, which is not anticipated, it is the intention of the persons named in the proxy to vote for such other persons as they, in their discretion, shall determine.

RECOMMENDATION OF THE BOARD OF DIRECTORS

  The Board of Directors of the Company recommends a vote FOR John H. McDaniel, W. Darcy McKeough, and Ron G. Stegall as Class II Directors to hold office until the 2000 Annual Meeting of Stockholders and until their successors are elected and qualified. Proxies received by the Board of Directors will be voted FOR the director nominees unless stockholders specify in their proxy a contrary choice.

BOARD OF DIRECTORS AND MANAGEMENT

  The following table sets forth certain information regarding the current directors and executive officers of the Company:

             NAME              AGE                   POSITION
             ----              ---                   --------
 John H. McDaniel............   79 Director--Class II (Nominee Director-term
                                   expiring at Annual Meeting)
 W. Darcy McKeough...........   64 Director--Class II (Nominee Director-term
                                   expiring at Annual Meeting)
 Ron G. Stegall..............   50 Director--Class II (Nominee Director-term
                                   expiring at Annual Meeting) and Chairman of
                                   the Board
 Clark A. Johnson............   66 Director--Class I (term expiring 1999)
 James T. Nichols............   54 Director--Class I (term expiring 1999) and
                                   President and Chief Executive Officer
 William C. Bousquette.......   60 Director--Class III (term expiring 1998)
 John A. Capstick............   58 Director--Class III (term expiring 1998)
 Walter F. Loeb..............   72 Director--Class III (term expiring 1998)
 James G. Gingerich..........   46 Senior Vice President and Chief Financial
                                   Officer
 Douglas C. Saunders.........   49 Vice President and Corporate Controller
 David S. Goldberg...........   35 Vice President, Secretary and General
                                   Counsel

  JOHN H. MCDANIEL served as Chairman of the Board of Directors of the Company from July 1991 to January 1994, and has served as a director of the Company since July 1986. Mr. McDaniel has been retired since January 1989. From 1980 to January 1989, Mr. McDaniel was Senior Vice President and Controller of Tandy Corporation.

  W. DARCY MCKEOUGH has served as a director of the Company since February 1994. Mr. McKeough has been the chairman of McKeough Investments Ltd. for over 10 years and serves as a director of The Canadian Imperial Bank of Commerce and other Canadian corporations.

  RON G. STEGALL has served as a director of the Company since September 9, 1996. Effective July 1, 1997, Mr. Stegall became the Chairman of the Board of Directors. Mr. Stegall has been the Chief Executive Officer of Arlington Equity Partners, Inc. since February 1992. From September 1987 until December 1991, Mr. Stegall was the Chairman and Chief Executive Officer of BizMart, Inc. Mr. Stegall also serves as a director of O'Sullivan Industries Holdings, Inc., Hastings Entertainment Inc., Lil' Things, Inc. and Organized Living, Inc.

  CLARK A. JOHNSON has served as a director of the Company since November 1989, and has been Chairman of the Board and Chief Executive Officer of Pier 1 Imports, Inc. since August 1988. Mr. Johnson also serves as a director of Albertson's Inc., Metro Media International Group, and Heritage Media Corporation.

  JAMES T. NICHOLS has served as the President of the Company since January 1, 1995 and as a director of the Company since February 7, 1995. Since April 1, 1996, Mr. Nichols has served as the Chief Executive Officer of the Company; from January 1, 1995 to April 1, 1996, Mr. Nichols was the Company's Chief Operating Officer. Prior to joining the Company, Mr. Nichols was the Executive Vice President of Retail Operations with the RadioShack division of Tandy Corporation from January 1, 1992 until January 1, 1995. From July 1, 1985 until January 1, 1992, Mr. Nichols was the Senior Vice President USA Retail Operations for Tandy Corporation's RadioShack division. Prior to such time, Mr. Nichols was the Senior Vice President of Tandy International Electronics, Inc., a subsidiary of Tandy Corporation.

  WILLIAM C. BOUSQUETTE has served as a director of the Company since July 1, 1997. Since December 1996, Mr. Bousquette has been engaged as an independent financial consultant. From January 1995 until December 1996, Mr. Bousquette served as Senior Vice President and Chief Financial Officer of Texaco Inc. Prior thereto Mr. Bousquette served as Executive Vice President and Chief Financial Officer of Tandy Corporation from November 1990 to January 1995. From January 1, 1995 until January 22, 1995, Mr. Bousquette served as Executive Vice President of Tandy Corporation. From January 1993 until January 1994, Mr. Bousquette also served as the Chief Executive Officer of TE Electronics, a subsidiary of Tandy Corporation. Mr. Bousquette previously served as a director of the Company from July 1991 until August 1992. Mr. Bousquette also serves as a director of Cyprus Amax Minerals Company and O'Sullivan Industries Holdings, Inc.

  JOHN A. CAPSTICK has served as a director of the Company since January 1987. From January 1, 1994 until July 1, 1997, Mr. Capstick served as Chairman of the Board of Directors. Mr. Capstick is presently the Chairman of Anglia Maltings (Holdings) Ltd. in the United Kingdom and a director of Beauford PLC. From January 1, 1995 to April 1, 1996, Mr. Capstick also served as the Company's Chief Executive Officer. On December 31, 1993, Mr. Capstick retired as Group President, Global Accounts Group, of R.R. Donnelley & Sons Company, the position he held since January 1993. From September 1988 to January 1993, Mr. Capstick was President of the International Group of R.R. Donnelley & Sons Company.

  WALTER F. LOEB has served as a director of the Company since January 1993, and has been President of Loeb Associates Inc. and publisher of the Loeb Retail Letter since February 1990. From 1984 to January 1990, Mr. Loeb was Senior Retail Analyst and Principal of Morgan Stanley & Co. Incorporated. Mr. Loeb also serves as a director of Federal Realty Investment Trust, The Wet Seal, Inc., Gymboree Corporation, Mothers Work, Inc. and Warnaco Group, Inc.

  JAMES G. GINGERICH has served as the Senior Vice President and Chief Financial Officer of the Company since February 7, 1995. From May 2, 1994 until February 7, 1995, Mr. Gingerich served as the Vice President, Finance and Administration and Chief Financial Officer of the Company. From August 29, 1994 until November 8, 1994, he also served as the Secretary of the Company. From December 1992 until April 1994, Mr. Gingerich was Vice President of Finance of Irving Tissue Ltd. Prior thereto Mr. Gingerich served as Vice President, Finance and Administration of Electrohome Limited, a Canadian public company, commencing in June 1987.

  DOUGLAS C. SAUNDERS has served as Vice President and Corporate Controller of the Company since March 1993. Mr. Saunders also served as Secretary of the Company from November 8, 1994 until March 1, 1995. From 1980 to March 1993, Mr. Saunders was Managing Tax Partner of the Mississauga, Ontario office of Price Waterhouse.

  DAVID S. GOLDBERG has served as the Vice President, Secretary and General Counsel of the Company since March 1, 1995. From September 1987 until joining the Company, Mr. Goldberg was engaged in the private practice of law in the Fort Worth, Texas office of the international law firm of Haynes and Boone, L.L.P.

  Each executive officer is appointed annually by the Board of Directors immediately following the Annual Meeting of Stockholders to serve for the ensuing year, or until his successor is duly appointed.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS; COMPENSATION OF DIRECTORS

  The Board of Directors of the Company held six meetings during Fiscal 1997, each by personal attendance. Each of the directors (excepting Mr. Bousquette) attended at least 75% of the total number of meetings of the Board of Directors and of the committees on which he served. Mr. Bousquette did not commence service on the Board until July 1, 1997.

  In accordance with the Amended and Restated Bylaws of the Company, the Board of Directors has established an Executive Committee, an Audit Committee, and an Organization and Compensation Committee.

  Messrs. Stegall, Capstick, Nichols and Johnson are the members of the Executive Committee. Mr. Stegall is the Chairman of such committee. The Executive Committee, during the intervals between meetings of the Board of Directors, has the authority to exercise all the powers of the full Board of Directors, with certain exceptions relating to extraordinary corporate matters. The Executive Committee is available to management to review the Company's operations, and to act in an emergency or on routine matters when it is impractical to assemble the entire Board of Directors for a meeting. The Executive Committee did not convene a meeting during Fiscal 1997; however, it did act on one matter by unanimous written consent.

  Messrs. McKeough, Bousquette, Loeb, and McDaniel, each of whom is a non-employee director, are the members of the Audit Committee. Mr. McKeough is the Chairman of such committee. The functions of the Audit Committee include reviewing the Company's quarterly earnings releases; engagement of the independent accountants; reviewing the scope and timing of the Company's audit and certain non-audit services to be rendered by the independent accountants; reviewing the Company's policies and procedures with respect to internal auditing, accounting and financial controls with the independent accountants; and reviewing the report of the independent accountants upon completion of their audit. The Audit Committee held six meetings during Fiscal 1997, two of which were by telephone conference. Mr. Stegall served on the Audit Committee from September 9, 1996 through September 8, 1997. Mr. Bousquette began serving on the Audit Committee on July 1, 1997.

  Messrs. Johnson, McDaniel and Stegall, each of whom is a non-employee director, are the members of the Organization and Compensation Committee. Mr. Johnson is the Chairman of such committee. The principal functions of the committee are reviewing and making recommendations to the Board of Directors concerning compensation plans; the granting of stock options to executive officers and other personnel; appointments and promotions to official positions; reviewing corporate structure and making recommendations to the Board as to alterations thereof; and making recommendations to the Board of Directors with respect to any candidate for director of the Company, compensation of Board members, and assignments of directors to committees of the Board of Directors. The Organization and Compensation Committee met once during Fiscal 1997 and acted on three other matters by unanimous written consent. To be considered by the committee, stockholders who wish to suggest nominees for election to the Board of Directors at the 1998 Annual Meeting should submit their suggestions in writing no later than August 15, 1998 to the Secretary of the Company.

  A director who is an employee of the Company is not compensated for service as a member of the Board of Directors or any committee of the Board. In Fiscal 1997, non-employee directors received cash compensation consisting of an annual retainer of $20,000, payable quarterly, plus $2,000 for each Board of Directors' meeting personally attended and $500 for each meeting of the Board of Directors conducted by telephone conference call. In addition, board members personally attending committee meetings not held in conjunction with a board meeting receive $1,000 per committee meeting. If the committee meeting is conducted by telephone conference call, the compensation is $500. The Chairman of the Board is paid an additional fee of $80,000 per year for services rendered to the Company. As stated above, in Fiscal 1997 there were six board meetings where directors were in personal attendance. There were three committee meetings not held in conjunction with a board meeting, each where committee members were in attendance either in person or by telephone. Expenses of attendance at board and committee meetings are paid by the Company. Arlington Equity Partners, Inc., which is wholly-owned by Mr. Stegall, was paid an additional amount of $5,250 during Fiscal 1997 for consulting services rendered to the Company's Canadian subsidiary in October 1996.

BENEFICIAL OWNERSHIP OF VOTING SECURITIES BY EXECUTIVE OFFICERS AND DIRECTORS

  The following table sets forth, as of August 31, 1997, information with respect to the beneficial ownership of Common Stock by the Company's directors, the Chief Executive Officer, each of the Company's three other most highly compensated executive officers, and all present directors and executive officers as a group.

                                         AGGREGATE NUMBER
                                             OF SHARES           PERCENT OF
NAME                                   BENEFICIALLY OWNED(1) OUTSTANDING SHARES
----                                   --------------------- ------------------
William C. Bousquette.................         25,000                  *
John A. Capstick......................         32,322                  *
Clark A. Johnson......................         28,500                  *
Walter F. Loeb........................         25,000                  *
John H. McDaniel......................         32,000                  *
W. Darcy McKeough.....................         30,000                  *
Ron G. Stegall........................         27,000                  *
James T. Nichols......................        188,631                  *
James G. Gingerich....................         44,632                  *
David S. Goldberg.....................          4,984                  *
Douglas C. Saunders...................         29,097                  *
All Directors and Executive Officers
 as a Group (11 persons)..............        467,166               3.89%

--------
*  less than 1% of issued and outstanding shares of Common Stock.

(1) The number of shares of Common Stock beneficially owned by Messrs. Bousquette, Capstick, Johnson, Loeb, McDaniel, McKeough, Stegall, Nichols, Gingerich, Goldberg, and Saunders include 25,000, 25,000, 25,000, 25,000, 25,000, 25,000, 25,000, 99,999, 24,500, 3,332, and 15,666 shares, respectively, or 318,497 shares in the aggregate, which such persons have a right to acquire within 60 days after August 31, 1997 pursuant to certain stock options. The number of shares beneficially held by Messrs. Nichols, Gingerich, Goldberg, and Saunders include 21,626, 6,233, 685 and 4,013 shares, respectively, indirectly held pursuant to the Company's Employee Stock Purchase Program. The number of shares beneficially owned by Mr. Nichols also includes 3,850 shares held indirectly under the Company's 401(k) plan.

PRINCIPAL STOCKHOLDERS

  The Company, based upon information available to it, including from its review of public filings with the Securities and Exchange Commission, knows of no person who was the beneficial owner, as of August 31, 1997, of more than five percent (5%) of its issued and outstanding Common Stock on such date other than as set forth in the following table:

                                             NUMBER OF SHARES
NAME AND ADDRESS                            BENEFICIALLY OWNED* PERCENT OF CLASS
----------------                            ------------------- ----------------
Trans World Electronics, Inc. .............      1,449,007(1)        10.77%(1)
1800 One Tandy Center
Fort Worth, TX 76102
Schneider Capital Management, L.P. ........      1,216,800(2)        10.13%
480 E. Swedesford Road
Wayne, PA 19087
Silverton International Fund Limited.......      1,256,649(3)         9.47%(3)
129 Front Street
Hamilton HM12 Bermuda
Pioneering Management Corporation..........      1,090,000(4)         9.08%
60 State Street
Boston, MA 02109
The TCW Group, Inc. .......................        999,500(5)         8.32%
865 South Figueroa Street
Los Angeles, CA 90017
Brinson Partners, Inc. ....................        812,463(6)         6.77%
209 South LaSalle
Chicago, IL 60604
CL Capital Management, Inc. ...............        616,000            5.13%
6151 Powers Ferry Road, NW
Atlanta, GA 30339

--------
* Unless indicated otherwise in the notes below, according to public filings made by such beneficial owners, each beneficial owner has sole voting and sole dispositive power with respect to the indicated shares.
(1) Immediately exercisable warrants to acquire up to 1,449,007 shares of Common Stock; Trans World Electronics, Inc. is a wholly-owned subsidiary of Tandy Corporation; percentage calculation assumes the full exercise of warrants and the resulting increase in outstanding shares. All unexercised warrants will expire on August 5, 1998.
(2) According to Schedule 13G dated July 2, 1997, Schneider Capital Management, L.P. has sole dispositive power over all shares but has sole voting power over only 296,200 shares.
(3) Assumes the conversion of Cdn$10,584,000 (approximately US$7,624,714 at the August 29, 1997 exchange rate) principal amount of the Company's convertible subordinated debentures into Common Stock; percentage calculation assumes the full conversion of debentures owned by the named beneficial holder only and the resulting increase in outstanding shares.
(4) According to Amendment No. 3 to Schedule 13G dated January 23, 1997, Pioneering Management Corporation has sole voting and shared dispositive powers regarding such shares.
(5) According to Amendment No. 3 to Schedule 13G dated February 12, 1997, Mr. Robert Day, an individual, may be deemed to control The TCW Group, Inc.
(6) According to Amendment No. 4 to Schedule 13G dated February 12, 1997, Brinson Partners, Inc. ("BPI"), Brinson Holdings, Inc. ("BHI"), SBC Holding (USA), Inc. ("SBCUSA"), and Swiss Bank Corporation ("SBC") share voting and dispositive power over the 812,463 shares. Brinson Trust Company ("BTC") shares voting and dispositive power only as to 221,674 shares. BTC is a wholly-owned subsidiary of BPI. BPI is a wholly-owned subsidiary of BHI, which in turn is a wholly-owned subsidiary of SBCUSA. SBCUSA is a wholly-owned subsidiary of SBC.

                            EXECUTIVE COMPENSATION

  The following table sets forth the total annual compensation paid, payable, or accrued by the Company during Fiscal 1997 and the two preceding fiscal years to or for the account of the Company's Chief Executive Officer, each of the Company's three other most highly compensated executive officers, and Mr.
J. Michael Wood, who served as an executive officer during Fiscal 1997. Information set forth in the Summary Compensation Table below under the heading "Options/SARs" refers to stock options underlying shares of Common Stock. The Company has never granted any stock appreciation rights ("SARs"). Certain of the Company's executive officers' compensation during the subject years was paid in Canadian dollars or a combination of Canadian and U.S. dollars. All amounts presented are in U.S. dollars based on the average exchange rate for the given fiscal year.

                          SUMMARY COMPENSATION TABLE

                                            ANNUAL COMPENSATION              LONG-TERM COMPENSATION
                                    ------------------------------------ -------------------------------
                                                                         RESTRICTED  SECURITIES
                                                          OTHER ANNUAL     STOCK     UNDERLYING   LTIP      ALL OTHER
                             FISCAL            BONUS(1)  COMPENSATION(2)   AWARDS   OPTIONS/SARS PAYOUTS COMPENSATION(3)
NAME AND PRINCIPAL POSITION   YEAR  SALARY ($)    ($)          ($)          ($)        (#SHS)      ($)         ($)
---------------------------  ------ ---------- --------- --------------- ---------- ------------ ------- ---------------
James T. Nichols (4)....      1997   445,400    187,832      12,194         --         50,000      --        144,204
(President and Chief          1996   447,082    189,000      12,606         --        100,000      --        137,865
Executive Officer)            1995   230,000     94,500       4,000         --        100,000      --         84,316
James G. Gingerich......      1997   175,000     50,388       9,000         --         12,500      --         16,708
(Senior Vice President        1996   165,000     39,000       8,000         --          7,500      --         19,254
and Chief Financial
 Officer)                     1995   117,545     48,706       4,094         --          3,000      --          5,955
Douglas C. Saunders.....      1997   135,000     30,759       9,000         --          6,000      --         21,557
(Vice President and           1996   130,000     25,000       8,000         --          5,000      --         13,674
Corporate Controller)         1995    93,925     36,457      27,812         --          3,000      --          6,517
David S. Goldberg (5)...      1997   115,000     14,093       9,000         --          7,500      --          7,524
(Vice President,              1996   100,000      7,560       8,000         --          5,000      --          5,626
Secretary and General
 Counsel)                     1995    34,615      4,824       2,423         --          2,500      --            195
J. Michael Wood (6).....      1997    46,154      8,470       6,404         --          3,000      --        182,630
(former Vice President-       1996   100,000     20,985      15,337         --          3,000      --         51,556
Marketing Services)           1995    70,000     61,055      61,319         --          2,000      --         40,625

-------
(1) All bonus awards are paid in cash; estimated bonus amounts are accrued at fiscal year end and typically paid in August. Bonus amounts for Messrs. Nichols, Gingerich, and Goldberg include the Company's matching contribution to the Employee Stock Purchase Program of $12,832, $2,852, and $112, respectively.
(2) Amounts consist of the following: for Mr. Nichols in fiscal 1997, $9,000 as a car allowance and $3,194 representing monthly country club dues, in fiscal 1996, $8,331 as a car allowance and $4,275 representing monthly country club dues, and in fiscal 1995, $4,000 as a car allowance; for Mr. Gingerich in fiscal 1997, $9,000 as a car allowance, in fiscal 1996, $8,000 as a car allowance and in fiscal 1995, $4,094 as a car allowance; for Mr. Saunders in fiscal 1997, $9,000 as a car allowance, in fiscal 1996, $8,000 as a car allowance and in fiscal 1995, $9,679 as a car allowance, and a discretionary bonus of Cdn$25,000 (US$18,132) for service relating to the European closedown; for Mr. Goldberg, in fiscal 1997, $9,000 as a car allowance, in fiscal 1996, $8,000 as a car allowance and in fiscal 1995, $2,423 as a car allowance; and for Mr. Wood in fiscal 1997, $6,404 as a car allowance, in fiscal 1996, $8,000 as a car allowance and $7,337 as a tax equalization reimbursement for incremental personal income taxes payable in Canada and in fiscal 1995, $6,227 as a car allowance, $9,604 as a cost of living adjustment, $11,662 as a housing allowance, and $33,826 as a tax equalization reimbursement for incremental personal income taxes payable in the Canada (all such tax payments being made on a calendar year, rather than fiscal year, basis). "Other Annual Compensation" is intended to cover forms of annual compensation not properly categorized as salary or bonus, including perquisites. Other than as described above, no named executive received such compensation or perquisites which exceeded a threshold level for disclosure purposes.
(3) Amounts for fiscal 1997 consist of the following: $82,424 was accrued by the Company for salary continuation payments under the Nichols Employment Contract (accrual based upon maximum annual amount payable thereunder divided into equal monthly amounts) (see "Employment Contracts--James T. Nichols" below), $35,632 representing the Company's matching contribution to the Employee Stock Purchase Program, and $2,832 and $13,746 representing premiums paid, respectively, on a term life and a long-term disability insurance policy; for Mr. Gingerich, $7,000 representing the Company's matching contribution to the Employee Stock Purchase Program, and $1,547 and $1,715 representing premiums paid, respectively, on a term life and a long-term disability insurance policy; for Mr. Saunders, $5,400 representing the Company's matching contribution to the Employee Stock Purchase Program, a $5,000 moving allowance, and $3,558 and $1,291 representing premiums paid, respectively, on a term life and a long-term disability insurance policy; for Mr. Goldberg, $949 representing the Company's matching contribution to the Employee Stock Purchase Program, and $540 and $958 representing premiums paid, respectively, on a term life and a long-term disability insurance policy; and for Mr. Wood, $3,692 representing the Company's matching contribution to the Employee Stock Purchase Program, $862 and $571 representing premiums paid, respectively, on a term life and a long-term disability insurance policy, and $173,959 representing salary continuation accrual under Mr. Wood's retirement agreement (see "Retirement Agreement--J. Michael Wood" below). Amounts also include Company matching contributions for Messrs. Nichols, Gingerich, Saunders, Goldberg and Wood of $9,570, $6,446, $6,308, $5,077, and $3,546, respectively, under the Company's 401(k) plan, which is a tax-qualified defined contribution plan intended to satisfy the requirements of Section 401(k) of the Internal Revenue Code.
(4) Mr. Nichols began employment with the Company on January 1, 1995; fiscal 1995 amounts reflect prorated annual figures.
(5) Mr. Goldberg began employment with the Company on March 1, 1995; fiscal 1995 amounts reflect prorated annual figures.
(6) Mr. Wood retired as an executive officer effective February 28, 1997; fiscal 1997 amounts reflect prorated annual figures.

  The following table sets forth information relating to stock options granted to the individuals listed in the Summary Compensation Table during Fiscal 1997, together with related information. No SARs were granted by the Company in Fiscal 1997.


                    OPTION/SAR GRANTS IN LAST FISCAL YEAR


                                   INDIVIDUAL GRANTS                       POTENTIAL REALIZABLE
                         -------------------------------------               VALUE AT ASSUMED
                          SECURITIES   % OF TOTAL                         ANNUAL RATES OF STOCK
                          UNDERLYING  OPTIONS/SARS                          PRICE APPRECIATION
                         OPTIONS/SARS  GRANTED TO  EXERCISE OR             FOR OPTION TERM*(2)
                          GRANTED(1)  EMPLOYEES IN BASE PRICE  EXPIRATION -----------------------
          NAME              (#SHS)     FISCAL YEAR   ($/SH)       DATE     5%($)(3)    10%($)(4)
          ----           ------------ ------------ ----------- ---------- ----------  -----------
James T. Nichols........    50,000       27.10        6.00      12/12/06     190,500      484,500
James G. Gingerich......    12,500        6.78        6.00      11/12/06      47,125      119,500
David S. Goldberg.......     7,500        4.07        6.00      11/12/06      28,275       71,700
Douglas C. Saunders.....     6,000        3.25        6.00      11/12/06      22,620       57,360
J. Michael Wood.........     3,000        1.63        6.00      12/12/06      11,430       29,070


--------
   *The dollar gains under these columns result from calculations assuming 5% and 10% growth rates as set by the Securities and Exchange Commission and are not intended to forecast future price appreciation of the Common Stock of the Company. The gains reflect a future value based upon growth, compounded annually during the 10-year option period, at these prescribed rates. The Company did not use an alternative formula for a grant date valuation, an approach which would state gains at present, and therefore lower, value. The Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatility factors. Consequently, the potential realizable value has not been discounted to present value.

    It is important to note that options have value to the listed executives and to all option recipients only if the stock price advances beyond the exercise price shown in the table during the effective option period.

(1) Options become exercisable, on a cumulative basis, in annual installments of one-third of the total amount awarded beginning one year after the date of grant.

(2) Assumes a rate of return based upon annually compounded values at the beginning of each period.

(3) In order to realize these aggregate amounts, the price per share of Common Stock would have to equal $9.81 for the options granted to Messrs. Nichols and Wood and $9.77 for the options granted to Messrs. Gingerich, Goldberg, and Saunders.

(4) In order to realize these aggregate amounts, the price per share of Common Stock would have to equal $15.69 for the options granted to Messrs. Nichols and Wood and $15.56 for the options granted to Messrs. Gingerich, Goldberg, and Saunders.

  The following table provides information relating to the exercise of stock options by the individuals listed in the Summary Compensation Table during Fiscal 1997, together with related information, and the number and value of exercisable and unexercisable options held by such individuals at June 30, 1997. The Company has never granted any SARs.

                      AGGREGATED OPTION/SAR EXERCISES IN
                     LAST FISCAL YEAR AND FISCAL YEAR-END
                               OPTION/SAR VALUES

                                              SECURITIES
                                              UNDERLYING    VALUE OF UNEXERCISED
                       SHARES                 UNEXERCISED       IN-THE-MONEY
                      ACQUIRED              OPTIONS/SARS AT     OPTIONS/SARS
                         ON                   FY-END (#)      AT FY-END ($)(1)
                      EXERCISE    VALUE      EXERCISABLE/       EXERCISABLE/
        NAME            (#)    REALIZED ($)  UNEXERCISABLE     UNEXERCISABLE
        ----          -------- ------------ --------------- --------------------
James T. Nichols....    --         --       99,999/150,001          0/0
James G. Gingerich..    --         --        24,500/18,500          0/0
David S. Goldberg...    --         --         3,332/11,668          0/0
Douglas C. Saunders.    --         --        15,666/10,334          0/0
J. Michael Wood.....    --         --             15,500/0          0/0

--------
(1) For purposes of determining whether an option was "In-the-Money," this table uses the June 30, 1997 closing share price on the New York Stock Exchange for the Company's Common Stock of $3.6875. Computed as the difference between the respective option exercise prices and $3.6875.

                             EMPLOYMENT CONTRACTS

  James T. Nichols. James T. Nichols serves as the President and Chief Executive Officer of the Company. Mr. Nichols and the Company entered into an employment agreement dated as of January 1, 1995 (the "Nichols Employment Contract"). The Nichols Employment Contract commenced on January 1, 1995, and continues through August 31, 1998.

  Pursuant to the Nichols Employment Contract, Mr. Nichols' compensation includes: (i) an annual base salary of $460,000, less an amount calculated annually to reflect the value of certain deferred salary arrangements, such amount not to exceed $35,000 per year; (ii) an annual fixed bonus of $175,000, plus other bonuses as determined by the Board of Directors in its discretion;
(iii) the grant of options to purchase 100,000 shares of Common Stock pursuant to the Company's 1986 Stock Option Plan upon commencement of his employment, plus a further grant of options to purchase 100,000 shares of Common Stock after the completion of the first year of the Nichols Employment Contract;
(iv) the Company's best efforts to obtain for Mr. Nichols life insurance in the amount of $900,000 and long-term disability insurance providing for payment of not less than 60% of his annual base salary and bonus; (v) annual retirement payments ranging from approximately $4,830 if his retirement commences at age 52 and increasing to approximately $110,455 if his retirement commences on or after age 65; and (vi) payment of membership charges and annual dues at a selected country club. Mr. Nichols also receives a car allowance of $750 per month.

  Under the Nichols Employment Contract, the Company may terminate his employment (i) for "Cause" or (ii) upon 30 days' prior written notice to Mr. Nichols, and Mr. Nichols may terminate his employment (iii) if the Company materially breaches its obligations, (iv) upon 30 days' prior written notice to the Company, or (v) for "Good Reason." Termination of Mr. Nichols' employment by the Company without Cause or by Mr. Nichols for Good Reason or because of a material breach by the Company under the Nichols Employment Contract entitles Mr. Nichols to severance payments equal to his base annual salary plus annual bonus through the end of the Nichols Employment Contract term. "Cause" includes willful or gross misconduct on the part of the employee in following legitimate directions of the Board of Directors, extensive absenteeism, or wrongful damage to a material amount of the property of the Company. "Good Reason" includes the Company's moving its principal office outside the Dallas/Fort Worth, Texas metropolitan area without the employee's consent, or a material reduction in the scope or level of the employee's duties or responsibilities.

  In the event of a "Change of Control of the Company," Mr. Nichols may resign and receive a severance payment consisting of: (i) the amount of his base annual salary plus annual bonus; and (ii) the full vesting of all his holdings of options, warrants and rights to acquire capital stock of the Company. If there were a Change of Control of the Company as of the date of this Proxy Statement, Mr. Nichols would receive lump sum payments in an amount up to $635,000. For purposes of the Nichols Employment Contract, "Change of Control of the Company" occurs: (i) if any "person" (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")), is or becomes the "beneficial owner" (as such term is used in Rule 13d-3 under the 1934 Act), of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities; or (ii) if at any time the composition of the Board of Directors changes so that a majority of the directors who were serving at January 1, 1995 no longer constitute a majority of the Board of Directors; provided, however, that no change to the composition of the Board of Directors shall be deemed to occur as a result of any new director who was elected or recommended by a majority of the Board of Directors who were serving as of January 1, 1995.

  James G. Gingerich. James G. Gingerich serves as the Senior Vice President and Chief Financial Officer of the Company. Mr. Gingerich and the Company entered into an employment agreement dated as of March 1, 1995 (the "Gingerich Employment Contract"). Pursuant to the Gingerich Employment Contract, Mr. Gingerich's compensation included: (i) during the period from March 1, 1995, through April 30, 1995, an annual base salary of Cdn$145,000 and base bonus of Cdn$60,000; and (ii) during the period from May 1, 1995, through June 30, 1996, an annual base salary of US$165,000 and base bonus of US$75,000. The bonus payable for fiscal year 1995 was subject to increase or decrease of up to 50% of the base commensurate with the Company's actual operating income compared to its budget. The bonus payable for fiscal year 1996 and subsequent years is to reflect a predetermined formula approved by the Board of Directors. Mr. Gingerich also receives a car allowance of $750 per month. In addition, the Company agreed to reimburse Mr. Gingerich for his reasonable expenses regarding his relocation from Canada to Texas.

  If the Company terminates Mr. Gingerich's employment other than for "Cause" or if Mr. Gingerich terminates his employment for "Good Reason" (each as defined above), Mr. Gingerich is entitled to a severance payment. If such termination occurs: (i) during calendar year 1995, the severance payment was equal to six months of base pay and base bonus; (ii) during calendar year 1996, the severance payment was equal to seven months of base pay and base bonus; and (iii) during a year subsequent to 1996, his severance payment will equal the amount outlined in clause (ii), plus a sum of additional month(s) base salary and bonus equal to the number of years subsequent to 1996 after which the termination occurs, up to a maximum of 12 months base salary and base bonus.

  If one person becomes the beneficial owner of over 40% of the voting power of the Company ("40% Acquisition"), Mr. Gingerich will receive the maximum severance amount if he resigns within six months of the 40% Acquisition or if his employment is terminated other than for Cause after the 40% Acquisition, and all of Mr. Gingerich's options to acquire Company Common Stock will fully vest. If there were an 40% Acquisition as of the date of this Proxy Statement, Mr. Gingerich could receive maximum lump sum payments in the aggregate amount of $273,000.

  Douglas C. Saunders. Douglas C. Saunders serves as a Vice President and the Corporate Controller of the Company. Mr. Saunders and the Company entered into an employment agreement dated as of March 10, 1995 (the "Saunders Employment Contract"). Pursuant to the Saunders Employment Contract, Mr. Saunders' compensation included: (i) during the period from March 10, 1995, through June 30, 1995, an annual base salary of Cdn$125,000 and base bonus of Cdn$50,000; and (ii) during the period from July 1, 1995, through June 30, 1996, a base salary of US$130,000 and base bonus of US$50,000. The bonus payable for fiscal year 1995 was subject to increase or decrease of up to 50% of the base commensurate with the Company's actual operating income compared to its budget. The bonus payable for fiscal year 1996 and subsequent years is to reflect a predetermined formula approved by the Board of Directors. Mr. Saunders also receives a car allowance of $750 per month. The Company also agreed to reimburse Mr. Saunders for his reasonable expenses regarding his relocation from Canada to Texas.

  If the Company terminates Mr. Saunders' employment other than for "Cause" or if Mr. Saunders terminates his employment for "Good Reason" (each as defined above), Mr. Saunders is entitled to a severance payment. If such termination occurs: (i) during calendar year 1995, the severance payment was equal to six months of base pay and base bonus; (ii) during calendar year 1996, the severance payment was equal to seven months of base pay and base bonus; (iii) during a year subsequent to 1996, his severance payment will equal the amount outlined in clause (ii), plus a sum of additional month(s) base salary and bonus equal to the number of years subsequent to 1996 after which the termination occurs, up to a maximum of nine months base salary and base bonus.

                             RETIREMENT AGREEMENT

  J. Michael Wood. The Company and J. Michael Wood entered into a retirement agreement effective as of February 28, 1997 (the "Wood Retirement Agreement"). Mr. Wood served as Vice President--Marketing Services of the Company until his resignation from such position effective February 28, 1997. Pursuant to the Wood Retirement Agreement, the Company will pay Mr. Wood an aggregate of $250,000 (the "Retirement Sum") over a period of ten (10) years. The Retirement Sum will be paid to Mr. Wood in one hundred-twenty (120) equal monthly installments; such payments commenced on March 1, 1997. All unvested stock options held by Mr. Wood at February 28, 1997 were accelerated so as to become vested and immediately exercisable in accordance with the applicable stock option plans. Mr. Wood agreed that, during the time he is receiving payments under the Wood Retirement Agreement, he will provide, upon reasonable request, consulting services to the Company within agreed limits.

  Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Compensation Committee Report on Executive Compensation and Stockholder Return Performance Graph shall not be incorporated by reference into any such filings.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  This report discusses the actions of the Company's Organization and Compensation Committee (herein, the "Compensation Committee") regarding compensation paid to executive officers in Fiscal 1997. In writing this report, the Compensation Committee has tried to provide stockholders with a better understanding of the Company's executive compensation program, its basic provisions, the purpose of such program, and how it is administered.

  The role of the Compensation Committee is described under "Meetings and Committees of the Board of Directors; Compensation of Directors." In carrying out its responsibilities, the Compensation Committee from time to time reviews the executive compensation programs and policies of the Company's competitors in the retailing and consumer electronics industries to determine whether the Company's plans and practices are competitive and appropriate based on the Company's performance and compensation philosophy.

COMPENSATION PHILOSOPHY

  The Compensation Committee believes that the primary objective of the Company's compensation program should be to maximize stockholder value over time. To accomplish this objective, the Company has adopted a comprehensive business strategy. The overall goal of the Compensation Committee is to develop executive compensation policies and practices which are consistent with and linked to the Company's strategic business objectives. More particularly, the Compensation Committee believes this overall goal can be primarily accomplished by linking the financial interests of the Company's management to the financial interests of the stockholders of the Company. The Company's compensation program is designed to achieve the overall goal by (i) motivating executive officers toward effective long-term management of the Company through prudent use of equity-based programs that focus management attention on increasing long-term stockholder value, (ii) rewarding effective management of the Company's operations through annual performance incentives tied to increased performance levels of the Company, (iii) placing at risk a portion of an executive officer's total compensation, and (iv) providing executive officers with competitive compensation opportunities as measured against industry norms in order to motivate, attract and retain key executive officers. The long-term and at-risk pay focus, orientation towards the use of equity-based compensation, and compensation competitiveness are the general principles to which the Compensation Committee adheres in the structuring of the compensation packages of executive officers. However, the Compensation Committee does not follow the principles in a mechanical fashion; rather, the Compensation Committee uses its experience and independent judgment in determining the compensation mix for each individual. The Compensation Committee believes that current compensation practices and levels meet the principles described herein.

  As discussed below in more detail, aside from certain benefits and "All Other Compensation" (which are reported as required in the tables preceding this report), an executive officer's total compensation package is comprised of three components: (i) base salary, (ii) annual performance incentives (i.e., bonuses), and (iii) long-term performance incentives (i.e., stock options).

  Base Salary. Base salaries for the Company's executive officers are generally determined with reference to, and so as to fall within the competitive range of, compensation paid to executives in similar positions at comparable companies in the retailing and consumer electronics industries, and with a view to setting a base salary at a sufficient level so as to provide proper motivation for long-term performance. Base salaries are reviewed annually by the Compensation Committee. Base salary adjustments are based on the Company's performance, the performance of the executive's business unit, the executive's performance, time in job, level of pay, competitive compensation, and other factors.

  For fiscal year 1998, Mr. Nichols' salary will be determined in accordance with the Nichols Employment Contract; the base salaries of Messrs. Gingerich, Saunders, and Goldberg have been set at $183,000, $140,000, and $120,000, respectively.

  Annual Performance Incentives. With respect to the Fiscal 1997 payments, except for Mr. Nichols, the amount of annual incentive compensation paid to the executive officers was calculated using a formula reflecting a weighted average of the operating performance of each of the Company's operating subsidiaries in Fiscal 1997. This change was made to better align executive officers' incentives with the performance of the subsidiaries. Mr. Nichols' bonus, as described in the Nichols Employment Contract, is fixed at $175,000 per year.

  In determining the amount of the annual performance incentive compensation which will be paid to the executive officers in fiscal year 1998, Messrs. Gingerich, Saunders, and Goldberg have been assigned bases of $90,000, $55,000, and $30,000, respectively. Mr. Nichols' bonus is fixed at $175,000 per year. The Compensation Committee reserves the right to grant discretionary bonuses based upon subjective evaluation of each executive officer's individual performance.

  Long-Term Performance Incentives. The form of long-term performance incentives currently utilized by the Company for executive officers is stock options. The number of stock options granted to an executive (other than the Chief Executive Officer) is determined by the Compensation Committee after consultation with the Chief Executive Officer. The Compensation Committee, in its sole discretion, determines the number of stock options to be granted to the Chief Executive Officer. Factors which influence decisions regarding the size of the grant to a particular executive officer include tenure with the Company, history of past grants, time in current job and level of, or significant changes in, responsibility, and the past and potential future contribution of the executive to the achievement of Company objectives. These subjective criteria are used for determining grants to all executive officers. Stock options previously have been granted under the provisions of the Company's 1986 Stock Option Plan and 1996 Stock Option Plan and provide the basis for aligning the financial interests of the Company's executive officers with the long-term financial interests of the stockholders of the Company. Stock options are granted with an exercise price not less than the fair market value of the Company's Common Stock on the date of such grant, generally vest over three years, and provide value to the recipient only when the price of the Common Stock increases above the option exercise price. The Compensation Committee believes that stock options provide executives with the opportunity to acquire an equity interest in the Company and to share in the appreciation of the value of the Company's Common Stock.

CEO COMPENSATION

  The compensation of Mr. Nichols, the President and Chief Executive Officer of the Company, is paid pursuant to the Nichols Employment Contract, which is described above. The Nichols Employment Contract was negotiated by the Company and Mr. Nichols. The agreement was considered by the Compensation Committee to be necessary to induce Mr. Nichols to serve the Company and to motivate him to accept the challenges presented by the Company's situation as it proceeds to implement new strategic initiatives designed to enhance the Company's opportunities for future growth and improving its operational and financial performance. In determining Mr. Nichols' compensation, the Compensation Committee also considered, among other things, Mr. Nichols' prior international experience in InterTAN countries while such retail operations were owned by Tandy Corporation.

SUMMARY

  The Compensation Committee believes the executive compensation policies and programs described above serve the interests of the stockholders and the Company. Compensation delivered to executives is intended to be linked to, and commensurate with, Company performance and with stockholder expectations. The Compensation Committee cautions that the practice and the performance results of the compensation philosophy described herein should be measured over a period sufficiently long to determine whether strategy development and implementation are in line with, and responsive to, stockholder expectations.

                                     Organization and Compensation Committee

                                          Clark A. Johnson, Chairman
                                          John H. McDaniel
                                          Ron G. Stegall

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Compensation Committee of the Company is composed entirely of the three non-employee directors named as signatories to the above Compensation Committee report. During Fiscal 1997, no member of the Compensation Committee (nor any of their respective family members) was a party to any transaction with the Company exceeding $60,000.

                     STOCKHOLDER RETURN PERFORMANCE GRAPH

  Set forth below is a line graph comparing the cumulative total returns of the Company's Common Stock, the Standard & Poor's 500 Index, the Standard & Poor's SmallCap 600 Index, and the Standard & Poor's Retail Stores--Specialty Index. The graph reflects the assumption of $100 invested on June 30, 1992 in the Common Stock and each of the indices, reinvestment of all dividends, and successive fiscal years ending June 30.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                   FOR FIVE YEAR PERIOD ENDING JUNE 30, 1997
LOGO
                            Cumulative Total Return

                                                  1992  1993 1994 1995 1996 1997
                                                  ----- ---- ---- ---- ---- ----
InterTAN, Inc.................................... $ 100  58   37   50   38   25
S&P 500.......................................... $ 100 114  115  145  183  247
S&P SmallCap 600................................. $ 100 128  131  158  199  242
S&P Retail Stores--Specialty..................... $ 100 125  121  120  147  160

  In previous years, the Company used the Standard & Poor's 500 Index as its major market index comparator. The Company believes the Standard & Poor's SmallCap 600 Index is a more accurate major market index comparator for the Common Stock given that the Company's market capitalization at fiscal year end fell within the range of aggregate market capitalization for companies included in the index.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTIONS WITH MANAGEMENT AND OTHERS

  There were no transactions with the Company during Fiscal 1997, nor are there any proposed transactions with the Company, exceeding $60,000 to which any director or executive officer of the Company or any of their family members were, or are proposed to be, a party.

  Tandy Corporation ("Tandy") performed certain services during Fiscal 1997 for the Company, principally computer services and stockholder services. The Company paid its pro rata share of the cost of these operations, plus an additional negotiated fee. In Fiscal 1997, the Company paid approximately $6,580, in the aggregate, for these services. It is the opinion of management that the amounts charged in each of the above transactions are at least as favorable as those which might have been made by unrelated third parties.

  During Fiscal 1997, the Company purchased approximately $93,288,000 of merchandise from Tandy, its divisions or subsidiaries; such amount includes all commissions paid to A&A International, Inc. ("A&A"), a subsidiary of Tandy, which serves as the Company's purchasing agent for product purchases in the Far East. The Company paid fees to A&A during Fiscal 1997 of approximately $815,000 for purchase and export services. As of August 31, 1997, the Company was indebted to Trans World Electronics, Inc., a subsidiary of Tandy, in the amount of approximately $20,874,000 under the terms of a secured loan agreement. During Fiscal 1997, the Company paid Trans World Electronics, Inc. approximately $9,513,000, representing principal repayment and accrued interest thereon, under the secured loan agreement. Additionally, pursuant to the Company's credit agreement with its bank syndicate, the Company and Tandy have entered into an inventory repurchase agreement under which, in the event of the Company's default under the syndicated credit agreement, Tandy could be required to purchase certain of the Company's inventory pursuant to a predetermined formula in an amount sufficient to satisfy indebtedness owing by the Company under the syndicated credit agreement. The inventory repurchase agreement has been assigned to the bank syndicate to secure the credit agreement. During Fiscal 1997, the Company also paid Tandy approximately $2,538,000 as a royalty under the license agreements for the use of certain trade names and approximately $211,000 as a license fee under an advertising agreement for the use of certain trade marks and service marks owned by Tandy.

CERTAIN BUSINESS RELATIONSHIPS

  Mr. McKeough is a director of The Canadian Imperial Bank of Commerce. The Canadian Imperial Bank of Commerce is a member of the bank syndicate, as well as the agent bank for the syndicate, that provides a credit facility in an aggregate principal amount of Cdn$60,000,000 to the Company. As of June 30, 1997, the credit facility was still in place. The Company primarily uses this credit facility to secure letters of credit on product orders and as a source of funds for short-term borrowings. It is the belief of management that the terms negotiated by the Company with the bank syndicate are at least as favorable as those which might have been obtainable from other lenders.

                             INDEPENDENT AUDITORS

  Price Waterhouse LLP has served as independent auditors of the Company since 1986 and is considered by management to be well qualified. The Board of Directors, upon the recommendation of the Audit Committee, plans to reappoint the firm of Price Waterhouse LLP as independent auditors for the Company's current fiscal year. Representatives of Price Waterhouse LLP are expected to be present at the Annual Meeting and will be given an opportunity to make a statement and to respond to appropriate questions.

                        PROXY SOLICITATION AND EXPENSE

  The cost of soliciting proxies will be borne by the Company, including expenses in connection with the preparation and mailing of this Proxy Statement and all materials which now accompany or may hereafter supplement it. The solicitation will be undertaken by mail. The Company has engaged ChaseMellon Shareholder Services to assist with the solicitation of proxies for an estimated fee of $3,500, plus expenses relating to certain proxy forwarding charges. The Company will also supply brokers, fiduciaries, custodians, or similar persons holding stock in their names or in the names of their nominees with such number of proxies, proxy materials and annual reports as they may require for mailing to beneficial owners, and will reimburse them for their expenses in accordance with the rules and regulations of the Securities and Exchange Commission and the New York Stock Exchange.

  Certain directors, officers and employees of the Company, not specifically employed for the purpose, may solicit proxies, without remuneration therefor, by mail, telephone, facsimile transmission, telegraph or personal interview.

                             STOCKHOLDER PROPOSALS

  From time to time, qualifying stockholders present proposals which may be proper items for inclusion in the proxy statement and for consideration at an annual meeting. To be considered, proposals must be duly submitted on a timely basis in accordance with the Company's Amended and Restated Bylaws and the rules and regulations of the Securities and Exchange Commission. Proposals for the 1998 Annual Meeting of Stockholders must be received by the Company no later than May 31, 1998. Any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Company at 201 Main Street, Suite 1805, Fort Worth, Texas 76102.

                               OTHER INFORMATION

  As of the date of this Proxy Statement, management has no knowledge of any other business to be presented at the Annual Meeting; but if other business is properly brought before the meeting, the persons named in the enclosed form of proxy will vote according to their discretion.

  The form of proxy and this Proxy Statement have been approved by the Board of Directors and are being mailed and delivered to stockholders by its authority.

                                          InterTAN, Inc.

Fort Worth, Texas
September 26, 1997

                               ----------------

  THE ANNUAL REPORT TO STOCKHOLDERS OF THE COMPANY FOR THE FISCAL YEAR ENDED JUNE 30, 1997, WHICH INCLUDES FINANCIAL STATEMENTS, HAS BEEN MAILED TO STOCKHOLDERS OF THE COMPANY CONTEMPORANEOUSLY WITH THE MAILING OF THIS PROXY STATEMENT. THE ANNUAL REPORT DOES NOT FORM ANY PART OF THE MATERIAL FOR THE SOLICITATION OF PROXIES.

                               ----------------

INTERTAN, INC./PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF INTERTAN, INC.
  The undersigned, having received the Notice of Annual Meeting and Proxy Statement, hereby appoints Ron G. Stegall, Clark A. Johnson and W. Darcy McKeough, and each or any of them, attorneys and proxies for and in the name of the undersigned, with full power of substitution, to vote in person or by proxy all the shares of common stock of InterTAN, Inc. held of record by the undersigned on September 15, 1997 and which the undersigned is entitled to vote on all matters which may come before the 1997 Annual Meeting of Stockholders of InterTAN, Inc. to be held in Fort Worth, Texas on November 11, 1997 and any adjournments or postponements thereof, as indicated on this proxy. The proxies, in their discretion, are further authorized to vote for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, are further authorized to vote on any matters which the Board of Directors did not know would be presented at the meeting by a reasonable time before the proxy solicitation was made, and are further authorized to vote on other matters which may properly come before the 1997 Annual Meeting and any adjournments or postponements thereof. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED "FOR" ITEM 1.

                                 Please sign exactly as your name(s) appear(s) on this Proxy. Joint owners should each sign. If signing for a corporation or partnership, or as agent, attorney, fiduciary, or similar capacity, please indicate your full title as such.
                                 ----------------------------------------------
                                 ----------------------------------------------
                                 Signature(s)                              Date

PLEASE SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

INTERTAN, INC./PROXY

              TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS'
              RECOMMENDATIONS, JUST SIGN ON THE REVERSE SIDE --
                         NO BOXES NEED TO BE CHECKED.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED IN ITEM 1. Please mark your votes as in this example. [ X ]

ITEM 1. Election of Directors  [ ] FOR all nominees  [ ] WITHHOLD VOTE      [ ] WITHHOLD VOTE
     Nominees for Class II Directors:                    as to all nominees     only as to:
      JOHN H. McDANIEL
      W. DARCY McKEOUGH
      RON G. STEGALL

                                       -----------------------------------------